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                            CAPITAL ONE MASTER TRUST
                            CAPITAL ONE MASTER TRUST


Card Trust                         COMT 96-1*   COMT 96-2    COMT 96-3  COMT 97-1*  COMT 97-2*  COMT 98-1   COMT 98-3*   COMT 98-4
Deal Size                            $845MM       $750MM      $500MM      $608MM      $502MM     $591MM       $486MM      $750MM
Expected Maturity(Class A):          8/15/01     12/15/01     1/15/04     6/15/02     8/15/02    4/15/08     08/16/01    11/15/03

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
Excess Spread:
       Portfolio Yield               27.29%       27.29%      27.29%      27.29%      27.29%     27.29%       27.29%      27.29%
       LESS:     (Wt Avg) Coupon      5.74%        5.87%       5.91%       6.58%       5.69%      6.30%        5.48%       5.53%
                 SVC Fees             1.50%        1.50%       1.50%       1.50%       1.50%      1.50%        1.50%       1.50%
                 Charge-Offs          2.48%        2.48%       2.48%       2.48%       2.48%      2.48%        2.48%       2.48%

Excess Spread:     Feb-01            17.57%       17.44%      17.40%      16.73%      17.62%     17.01%       17.83%      17.78%
                   Jan-01            10.66%       11.37%      11.33%      10.91%      10.71%     11.06%       11.49%      11.75%
                   Dec-00            10.81%       10.85%      10.82%      11.06%      10.86%     11.16%       11.15%      11.74%
3-Mo Avg Excess Spread               13.01%       13.22%      13.18%      12.90%      13.06%     13.08%       13.49%      13.76%
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Delinquents:     30 to 59 days        1.89%        1.89%       1.89%       1.89%       1.89%      1.89%        1.89%       1.89%
                 60 to 89 days        1.40%        1.40%       1.40%       1.40%       1.40%      1.40%        1.40%       1.40%
                 90+ days             2.28%        2.28%       2.28%       2.28%       2.28%      2.28%        2.28%       2.28%

Monthly Payment Rate                 15.97%       15.97%      15.97%      15.97%      15.97%     15.97%       15.97%      15.97%


Card Trust                          COMT 99-1   COMT 99-2    COMT 99-3   COMT 00-1   COMT 00-2  COMT 00-3   COMT 00-4    COMT 00-5
Deal Size                            $625MM       $625MM      $500MM      $600MM      $750MM     $1000MM     $1200MM      $1250MM
Expected Maturity(Class A):         05/15/04     05/15/02    07/15/06    02/17/03    06/15/05   08/15/07     10/17/05    10/15/03

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Excess Spread:
       Portfolio Yield               27.29%       27.29%      27.29%      27.29%      27.29%     27.29%       27.29%      27.29%
       LESS:     (Wt Avg) Coupon      6.01%        5.90%       6.18%       7.16%       6.76%      5.70%        6.68%       6.58%
                 SVC Fees             1.50%        1.50%       1.50%       1.50%       2.00%      2.00%        2.00%       2.00%
                 Charge-Offs          2.48%        2.48%       2.48%       2.48%       2.48%      2.48%        2.48%       2.48%

Excess Spread:     Feb-01            17.30%       17.41%      17.13%      16.15%      16.05%     17.11%       16.13%      16.23%
                   Jan-01            11.31%       11.34%      11.14%      10.25%      10.15%     11.13%       10.70%      10.80%
                   Dec-00            10.92%       10.82%      10.76%      10.44%      10.34%     10.74%       11.21%      11.29%
3-Mo Avg Excess Spread               13.18%       13.19%      13.01%      12.28%      12.18%     12.99%       12.68%      12.77%
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Delinquents:     30 to 59 days        1.89%        1.89%       1.89%       1.89%       1.89%      1.89%        1.89%       1.89%
                 60 to 89 days        1.40%        1.40%       1.40%       1.40%       1.40%      1.40%        1.40%       1.40%
                 90+ days             2.28%        2.28%       2.28%       2.28%       2.28%      2.28%        2.28%       2.28%

Monthly Payment Rate                 15.97%       15.97%      15.97%      15.97%      15.97%     15.97%       15.97%      15.97%


* This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

** Consistent with the announcement in Capital One Financial Corporation's fourth quarter 2000 earnings call held on January 16, 2001, Capital One Bank added accounts to the Capital One Master Trust (the "Master Trust") in February 2001 (the "Account Addition"), resulting in a broader cross-section of accounts in the Master Trust. As a result, the gross yield, excess spread and delinquency rate for the Master Trust for February 2001 are higher in comparison to recent Master Trust performance.

For accounts in Capital One Bank's managed portfolio with characteristics similar to accounts in the Account Addition, the gross yield and delinquency rate historically have decreased over time to a level more consistent with the historical gross yield and delinquency rate on accounts in the Master Trust. Over time, gross yield and excess spread for the Master Trust should differ materially from the February 2001 performance.

Changes in the Master Trust's February 2001 performance do not reflect a material change in the performance of Capital One Bank's managed portfolio.


COMMENTS:
Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com/invest/financials/abs.html


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